FOR IMMEDIATE RELEASE

            Continental DataGraphics Licenses Scientigo's `Tigo IDR'
                      for Intelligent Document Recognition

   Boeing subsidiary leverages Tigo IDR's artificial intelligence to improve document processing for its clients by automating content indexing, filing, and storage

Charlotte, N.C--November 15, 2005 -- Scientigo Inc. (OTC BB: MKTE) (d.b.a. Scientigo), a world leader in enterprise content management, today announced that Continental DataGraphics (CDG), a Boeing Company, has licensed Scientigo's `Tigo IDR' technology for intelligent document recognition. Under the terms of the agreement, CDG will utilize Scientigo's intelligent document recognition technology to support their digital document and content management solutions, enabling CDG's Digital Document Solutions group to provide its clients with faster and more accurate automated document indexing and organization.

      This agreement is the latest in a series of strategic partnerships, alliances, and technology licenses between Scientigo and leaders in specific vertical industries, including intelligent document recognition, intelligent enterprise content management, and intelligent enterprise search.

      "Scientigo's Tigo IDR is extremely fast, exceptionally accurate, and highly adaptable across a wide variety of industries and customer requirements," says Mike Parven, COO of Continental DataGraphics. "These are crucial capabilities for us, because we implement a variety of complete end-to-end document and content management solutions for clients around the globe, all of which are selected based on what is truly the `best fit' for unique customer requirements. We are extremely pleased with the process improvements and time savings we have realized thus far in our client projects using Scientigo software."

      In fact, CDG's Digital Document Solutions group reported a savings of 1,000 hours on one of its client projects using Scientigo's Tigo IDR technology. Scientigo's Tigo IDR leapfrogs existing document recognition software by seamlessly integrating the power of artificial intelligence, machine learning, rules-based systems, and patented XML technology. The result: a fast, accurate, and flexible platform that frees companies from the extended time and high costs associated with capturing, indexing, filing, and finding digital documents.

      "Scientigo continues to deliver results based on skilled execution of our previously announced public strategy," says Doyal Bryant, CEO of Scientigo. "We are committed to the aggressive productization and licensing of our technologies and intellectual property, and this license is further evidence of that. We are very excited that, after months of testing and pilot projects, Continental DataGraphics decided to license our technology for external and internal use, leveraging the unparalleled power of the Scientigo platform. Now they can mechanize manual operations, and quickly realize significant ROI."

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ABOUT SCIENTIGO

Scientigo (pronounced "C N T Go") is an emerging technology leader that invented, patented, and is now licensing the next-generation of intelligent document recognition, intelligent enterprise content management, and intelligent search technologies for consumers and the enterprise. Scientigo's patented `Tigo' technology creates order from information chaos by using artificial intelligence, machine learning, rules-based systems, and patented XML technology to make it faster, easier, and less costly to capture, file, organize, and retrieve any type of information. This boosts employee productivity and corporate agility, reduces document management and research costs, and delivers ROI practically overnight. World-leading third-party independent software and solution providers are licensing Scientigo's technologies to dramatically improve the capabilities, benefits, and market appeal of their offerings; and to speed their time-to-market for the next-generation of intelligent information acquisition and retrieval systems. Scientigo can be reached on the Web at http://www.Scientigo.com.

ABOUT CDG

Continental DataGraphics (CDG) is a wholly owned subsidiary of The Boeing Company. Established in 1969, CDG provides a comprehensive suite of products and services for the creation, conversion, management and delivery of information. CDG's offerings include document and content management solutions, digital imaging services, software development and system integration services, secure application and data hosting services, technical authoring and illustration, and engineering offload services. CDG corporate headquarters are located in El Segundo, CA, with production and customer service facilities located in multiple locations throughout the U.S. CDG's European support offices are located in Welwyn Garden City, U.K. and Knaresborough, U.K. For more information, visit www.cdgnow.com.

Investor Relations
Vince Buczek

SCIENTIGO, INC
6701 Carmel Road, Suite 205
Charlotte, NC 28226
704-506.3098
vbuczek@scientigo.com

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, the potential interest of third parties in our intellectual property portfolio, any potential growth of our company, our ability to successfully maximize the value of our intellectual property assets, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking
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update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.